80 East Rio Salado Pkwy, Suite 610
Tempe, AZ 85281 USA
PH: +1 480.333.3700
www.MedAire.com
ASX: MDE

CONTACT: MedAire, Inc.

JILL DRAKE

+1.480.333.3700

jdrake@medaire.com

JILL DRAKE

480-333-3700

jdrake@medaire.com

FOR IMMEDIATE RELEASE

MedAire Partners with MBAA for October Safety Day – Offers Training Discount

TEMPE, Ariz. – October 4, 2007 –   Tempe, Ariz.-based MedAire Inc. (ASX:MDE), medical education, expertise and equipment provider, is partnering with the Minnesota Business Aviation Association (MBAA) for the first-ever MBAA Safety Awareness Forum Oct. 8 at the Country Inn and Suites, Bloomington, Minn.

The one-day safety event for corporate aviation professionals focuses on the development of an accident-prevention mindset and on hangar safety. The event, which begins at 8:30 a.m. and concludes at 3:30 p.m., will include the following seminars and guest speakers:

Ed Mackey, Senior Medical Instructor, MedAire Inc.:

                  Morning Session 1: “Ensuring a Safety Culture Exists in the Hangar”

                  Morning Session 2: “Crewmember Medical Training...More Than Just First Aid”

Doug Carr, Vice-President for Safety & Regulation, NBAA

                  Lunch Presentation: “Corporate Aviation Safety in the 21st Century”

Brian Hogan, Vice-President, United States Aviation Underwriters, Inc. (USAU)

                  Afternoon Session 1: “Applying Your Best Practices for Maintenance Ops and Ramp Safety”

                  Afternoon Session 2: “Applying Your Best Practices in Using Your Flight Ops Manual”

“We believe so much in the importance of safety training that we’re offering our hangar safety course the two days immediately following the Forum, Oct. 9- 10, for only a third of the standard price,” said James A. Williams, MedAire CEO. Training will take place at JetChoice Hangar at the Downtown St. Paul Airport.

“We want to get the message out to the aviation community about the importance of safety training in aviation,” said David P. Clark, president of MBAA. “And we want pilots, operators and maintenance professionals to have the necessary tools to prevent accidents from happening. One accident is one too many – especially when it could have been avoided with the proper training and exposure.”

Registration for the one-day event includes lunch and costs $60 for MBAA members and $75 for non-members. To register and learn more, contact Monica Babcock at 651.225.1900 or visit: www.mbaa-mn.org. Registration for MedAire Hangar Safety Training is limited to 15 participants and costs $325. To register or learn more about MedAire’s Hangar Safety Training course, contact MedAire’s Education Services at 480.333.3700. Or visit www.medaire.com/corp_training.html to learn more about the curriculum.

The MBAA Safety Awareness Forum is sponsored by MedAire Inc., Simuflite, World Fuel Services, USAIG, and MBAA.

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Statements contained in this press release that are not historical facts are forward looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that may cause actual results to differ from the forward-looking statements contained in this press release include, but are not limited to unanticipated trends in the markets served by the Company, changes in health care, telemedicine or insurance regulations, international and domestic economic, competitive and security conditions, governmental regulation and associated legal costs, the Company’s ability to stay abreast of technology demands, and such other factors as are described in the Company’s filings with the U.S. Securities and Exchange Commission.

About MBAA

The MBAA enhances the communication between MBAA members, the National Business Aviation Association, and other aviation organizations. The organization is represented by more than 100 Minn.-based companies that utilize corporate aircraft within their core business.

About MedAire, Inc.

Since 1986, Phoenix-based MedAire (ASX:MDE) has prepared its clients with knowledge, confidence, and the right resources and advice to handle remote medical situations. MedAire’s life-saving solution includes 24/7 direct telephonic access to board-certified physicians, medical education, medical kits and defibrillators.